UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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CommonWealth REIT
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On May 31, 2013, CommonWealth REIT (the “Company”), made the following supplemental investor presentation available to the Company’s shareholders on the Company’s website, www.cwhreit.com, in response to the consent solicitation by Corvex Management LP and Related Fund Management, LLC.

* * * * *

Supplemental Investor Presentation May 2013 111 East Wacker Drive & 233 North Michigan Avenue Chicago, IL Mellon Bank Center 1735 Market Street Philadelphia, PA Chase Tower 111 Monument Circle Indianapolis, IN CommonWealth REIT

CommonWealth REIT • Corvex Management LP and Related Fund Management, LLC (“Corvex/Related”) have made numerous false and misleading statements regarding CommonWealth REIT (“CWH”) and Reit Management & Research LLC (“RMR”). The truth is: 1. RMR (with over 800 employees) provides CWH with a nationwide, fully integrated real estate management platform at below industry average costs, 2. CWH directly benefits from the economies of scale that RMR passes through to its managed REITs in the form of lower operating costs, 3. Under the management of RMR, CWH’s operating results have been competitive with its peer group, 4. CWH has been more effective in leasing its portfolio than its peers, 5. CWH’s total returns per year have often outperformed its peer group and the S&P 500 Index, and 6. REITs managed by RMR trade at or above consensus net asset value per share. • Don’t be fooled: Corvex/Related are not champions of corporate governance; they are attempting a hostile takeover of CWH. • Corvex/Related’s track record of running public real estate companies has caused substantial losses for shareholders. • The Corvex/Related proposal to remove the entire CWH Board may cause material losses to CWH and CWH shareholders. Setting the record straight. 2

# RMR (with over 800 employees) provides CWH with a nationwide, fully integrated real estate management platform at below industry average costs.


G&A (% of Revenues)
Lower
5.1%
4.9%
6.3%
7.3%
CWH
CWH (Excl. SIR)
Primary Peers Average
Secondary Peers Average
G&A (% of Gross Real Estate Assets)
Lower
0.66%
0.67%
0.76%
0.69%
CWH
CWH (Excl. SIR)
Primary Peers Average
Secondary Peers Average
Lower
G&A (% of NOI)
8.7%
8.8%
9.8%
10.6%
CWH
CWH (Excl. SIR)
Primary Peers Average
Secondary Peers Average

**CWH's G&A is lower than the average G&A for comparable office REITs.**

Source: Company filings for the 12-month period ended December 31, 2012.
Note: Includes REITs in the office sector with total enterprise value at 12/31/2012 between $4 billion and $10 billion. Primary Peers include BDN, CLI, LRY, DRE, HIW and PDM. Secondary Peers include ARE, BMR, DEI, KRC and OFC.

CommonWealth REIT
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CommonWealth REIT Case Study: Electricity Costs. • In 2012, CWH spent approximately $62 million on electricity costs at its wholly owned properties.(1) • By leveraging the electricity usage for all RMR managed properties, RMR was able to achieve electricity cost savings at CWH’s wholly owned properties in 2012 which were approximately 7.0% less than the national average, creating implied savings of $4.3 million in 2012.(2) Case Study: Internal Audit Costs. • By spreading RMR’s internal audit costs across all RMR managed public companies, CWH’s internal audit costs are significantly below the industry average. • CWH has never reported a “material weakness” in its internal controls over financial reporting since the Sarbanes-Oxley Act went into effect in 2004. CWH directly benefits from the economies of scale that RMR passes through to its managed REITs in the form of lower operating costs. 4 Without the benefit of RMR’s economies of scale, CWH’s operating costs may increase substantially. (1) Excludes electricity costs directly paid by tenants and includes some electricity costs that were later reimbursed by tenants. (2) Based on CWH’s actual cost of $0.0945/kWh versus the national average of $0.1011/kWh (Source: U.S. Energy Information Administration, Electric Power Monthly, Issues: March 2013-February 2013, Table ES1.A).

# Under the management of RMR, CWH's operating results have been competitive with its peer group.

**% Change in Same Property Cash NOI**

| | Q1 2009 | Q2 2009 | Q3 2009 | Q4 2009 | Q1 2010 | Q2 2010 | Q3 2010 | Q4 2010 | Q1 2011 | Q2 2011 | Q3 2011 | Q4 2011 | Q1 2012 | Q2 2012 | Q3 2012 | Q4 2012 | Q1 2013 | Average |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Brandywine (BDN)[3] | 5.6% | -1.0% | -0.5% | -10.8% | -6.2% | -2.3% | -7.0% | -5.1% | -5.3% | -6.9% | -1.8% | 0.2% | -0.3% | 2.4% | 0.9% | 4.5% | 6.3% | -1.6% |
| Mack-Cali (CLI)[1] | -0.3% | 0.7% | 2.3% | -2.0% | -4.0% | -6.5% | -7.5% | -7.1% | -8.0% | -4.4% | 3.7% | -3.2% | 4.8% | -0.2% | -6.2% | -5.0% | -10.2% | -3.1% |
| Liberty (LRY)[1] | 1.8% | 0.5% | 0.4% | -1.4% | -2.3% | -1.8% | -2.1% | -2.3% | 3.4% | 2.8% | 0.7% | 3.6% | 0.5% | -0.6% | 0.3% | -0.2% | 0.3% | 0.2% |
| Duke (DRE)[2] | -0.4% | -1.6% | -5.6% | 5.9% | -2.5% | -1.6% | 1.5% | 5.0% | 0.0% | 0.5% | 1.2% | 4.7% | 4.7% | 3.4% | 2.0% | 1.6% | 2.6% | 1.2% |
| Highwoods (HIW)[3] | -4.5% | -1.8% | -3.2% | -2.8% | -0.4% | -4.2% | -6.6% | -0.8% | -4.3% | 1.5% | 3.7% | -3.1% | 5.4% | 1.8% | 2.7% | 4.9% | 3.0% | -0.5% |
| Parkway (PKY)[2] | -4.5% | -1.3% | -7.1% | -1.7% | 17.8% | -7.1% | -3.2% | -0.2% | -17.5% | 5.5% | -11.8% | -3.0% | -14.2% | -6.2% | 11.2% | 3.0% | 11.3% | -1.7% |
| Piedmont (PDM)[3] | - - | - - | - - | -6.2% | -2.6% | -1.9% | 1.7% | -2.7% | -1.3% | -4.1% | -7.5% | -8.5% | -9.0% | -9.0% | -0.3% | 2.2% | -0.1% | -3.5% |
| Average | -0.4% | -0.7% | -2.3% | -2.7% | 0.0% | -3.6% | -3.3% | -1.9% | -4.7% | -0.7% | -1.7% | -1.3% | -1.2% | -1.2% | 1.5% | 1.6% | 1.9% | -1.3% |
| CommonWealth REIT (CWH)[3][4] | 0.5% | 3.7% | -0.8% | -0.1% | -6.4% | -6.9% | -4.0% | 1.6% | -7.1% | -4.6% | -1.3% | -5.0% | 6.5% | -0.6% | -1.8% | -4.5% | -3.0% | -2.0% |
| **CWH Outperformance** | ✓ | ✓ | ✓ | ✓ | | | | ✓ | | | ✓ | | ✓ | ✓ | | | | |

**Despite the efforts required to reposition its portfolio into CBD office properties, CWH has generated higher same property cash NOI growth than its peer group about half of the time since 1/1/2009.**

Source: Company filings with the SEC.
(1) Excludes straight line rent adjustments.
(2) Excludes straight line rent adjustments and market rate amortization.
(3) Excludes straight line rent adjustments, market rate amortization and termination fees.
(4) Throughout all periods, excludes 94 properties classified in discontinued operations at 12/31/2012.

CommonWealth REIT 5

# CWH has been more effective in leasing its portfolio than many of its peers.

**% Rollup/(Rolldown) in Cash Rents**

| | Q1 2009 | Q2 2009 | Q3 2009 | Q4 2009 | Q1 2010 | Q2 2010 | Q3 2010 | Q4 2010 | Q1 2011 | Q2 2011 | Q3 2011 | Q4 2011 | Q1 2012 | Q2 2012 | Q3 2012 | Q4 2012 | Q1 2013 | Average |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Brandywine (BDN) | -1.6% | -4.6% | -4.9% | -3.9% | -8.9% | -7.5% | -10.1% | -8.1% | -6.8% | -7.8% | -6.1% | -6.4% | -14.2% | -6.8% | 0.0% | -4.1% | 3.4% | -5.8% |
| Mack-Cali (CLI) | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- |
| Liberty (LRY) | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- |
| Duke Realty (DRE) | 3.8% | 3.1% | -0.8% | 0.8% | -1.4% | -9.5% | -2.9% | -5.9% | -5.0% | -1.6% | 1.0% | 2.7% | 1.8% | 0.7% | 1.0% | 2.1% | 1.9% | -0.5% |
| Highwoods (HIW) | -4.9% | -4.2% | -7.0% | -14.7% | -12.3% | -13.7% | -10.7% | -10.2% | -11.0% | -8.1% | -11.0% | -7.4% | -7.9% | -8.8% | -8.5% | -7.7% | -11.9% | -9.4% |
| Parkway (PKY) | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- | -- |
| Piedmont (PDM) | -- | -- | -- | -3.3% | -21.0% | -21.6% | -23.9% | -19.5% | 8.1% | 3.0% | -14.2% | -7.1% | -4.5% | -16.1% | -16.5% | -2.3% | -18.7% | -11.3% |
| **Average** | -0.9% | -1.9% | -4.2% | -5.3% | -10.9% | -13.1% | -11.9% | -10.9% | -3.7% | -3.6% | -7.6% | -4.6% | -6.2% | -7.8% | -6.0% | -3.0% | -6.3% | -6.7% |
| **CommonWealth REIT (CWH)** | 0.0% | -7.0% | -5.0% | 5.0% | -2.0% | -11.0% | -2.0% | -12.0% | 5.0% | -3.0% | -3.0% | -4.0% | -12.0% | -7.0% | -4.0% | -2.0% | -1.0% | -3.8% |
| **CWH Outperformance** | ✓ | | | ✓ | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ | ✓ |

**Leasing Capital Committed per Square Foot per Lease Year**

| | Q1 2009 | Q2 2009 | Q3 2009 | Q4 2009 | Q1 2010 | Q2 2010 | Q3 2010 | Q4 2010 | Q1 2011 | Q2 2011 | Q3 2011 | Q4 2011 | Q1 2012 | Q2 2012 | Q3 2012 | Q4 2012 | Q1 2013 | Average |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Brandywine (BDN) | $2.31 | $2.62 | $2.20 | $1.82 | $2.24 | $2.26 | $2.09 | $2.27 | $2.29 | $2.94 | $2.23 | $3.05 | $2.85 | $3.68 | $2.04 | $2.10 | $2.21 | $2.42 |
| Mack-Cali (CLI) | $2.99 | $3.11 | $2.40 | $3.69 | $3.00 | $2.30 | $4.28 | $3.75 | $4.23 | $4.02 | $3.40 | $3.33 | $3.85 | $3.10 | $3.03 | $4.11 | $3.30 | $3.41 |
| Liberty (LRY) | $1.78 | $0.89 | $1.14 | $0.95 | $1.86 | $1.08 | $0.90 | $1.60 | $1.65 | $1.43 | $1.14 | $0.98 | $1.42 | $1.00 | $1.42 | $0.88 | $0.79 | $1.23 |
| Duke Realty (DRE) | $0.73 | $0.87 | $1.07 | $0.98 | $0.80 | $0.69 | $1.43 | $0.91 | $0.87 | $0.98 | $1.22 | $1.02 | $0.80 | $1.04 | $0.57 | $0.63 | $0.81 | $0.91 |
| Highwoods (HIW) | $1.82 | $1.25 | $2.17 | $1.55 | $2.36 | $1.83 | $2.37 | $1.74 | $2.22 | $1.92 | $2.75 | $2.34 | $1.85 | $2.29 | $3.29 | $2.78 | $2.81 | $2.20 |
| Parkway (PKY) | $2.96 | $3.07 | $3.34 | $4.89 | $1.32 | $3.02 | $2.86 | $3.10 | $3.26 | $4.01 | $3.94 | $4.31 | $4.15 | $2.89 | $3.30 | $4.91 | $2.87 | $3.42 |
| Piedmont (PDM) | -- | -- | -- | -- | $2.00 | -- | -- | -- | $5.82 | $2.87 | $5.76 | $6.14 | $3.15 | $5.49 | $5.96 | $5.04 | $2.91 | $4.51 |
| **Average** | $2.10 | $1.97 | $2.05 | $2.31 | $1.94 | $1.86 | $2.32 | $2.23 | $2.91 | $2.60 | $2.92 | $3.02 | $2.58 | $2.78 | $2.80 | $2.92 | $2.24 | $2.59 |
| **CommonWealth REIT (CWH)** | $1.42 | $1.72 | $1.37 | $1.94 | $1.76 | $1.85 | $2.25 | $1.41 | $1.79 | $2.53 | $1.86 | $3.56 | $3.13 | $3.33 | $2.18 | $1.94 | $2.01 | $2.12 |
| **CWH Outperformance** | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | | | | ✓ | ✓ | ✓ | ✓ |

**Despite the difficulties of managing a portfolio repositioning into CBD office properties, CWH has completed 27.5 million square feet of leasing activity since 1/1/2009.**

CommonWealth REIT

Source: Company filings with the SEC.

6

# CWH's total returns per year have often outperformed its peer group and the S&P 500 Index.

- Since CWH completed its spin-off to shareholders of its senior living properties, CWH has outperformed its peer group about half the time.

**Total Return Per Year**

| Year | CWH | Peer Group(1) | CWH Outperformance |
|---|---|---|---|
| 2000 | -3.9% | 23.7% | |
| 2001 | 25.9% | 13.9% | ✓ |
| 2002 | 4.8% | 8.7% | |
| 2003 | 33.8% | 31.9% | ✓ |
| 2004 | 37.7% | 19.1% | ✓ |
| 2005 | -13.5% | 0.9% | |
| 2006 | 30.7% | 30.6% | ✓ |
| 2007 | -33.6% | -31.7% | |
| 2008 | -49.9% | -31.8% | |
| 2009 | 118.0% | 40.9% | ✓ |
| 2010 | 4.0% | 1.6% | ✓ |
| 2011 | -29.0% | -11.0% | |
| 2012 | 4.9% | 22.7% | |
| Per Year Average | 10.0% | 9.2% | ✓ |

- Since CWH's IPO in 1986, CWH outperformed the S&P 500 Index about half the time.

**Total Return Per Year**

| Year | CWH | S&P 500 Index | CWH Outperformance |
|---|---|---|---|
| 1987 | -5.4% | 2.0% | |
| 1988 | 21.7% | 16.6% | ✓ |
| 1989 | 28.7% | 31.7% | |
| 1990 | -1.1% | -3.6% | ✓ |
| 1991 | 92.6% | 30.5% | ✓ |
| 1992 | -4.4% | 7.6% | |
| 1993 | 31.0% | 10.1% | ✓ |
| 1994 | -0.9% | 1.3% | |
| 1995 | 32.9% | 37.6% | |
| 1996 | 28.6% | 23.0% | ✓ |
| 1997 | 12.5% | 33.4% | |
| 1998 | -24.4% | 28.6% | |
| 1999 | -17.4% | 21.0% | |
| 2000 | -3.9% | -9.1% | ✓ |
| 2001 | 25.9% | -11.9% | ✓ |
| 2002 | 4.8% | -22.1% | ✓ |
| 2003 | 33.8% | 28.7% | ✓ |
| 2004 | 37.7% | 10.9% | ✓ |
| 2005 | -13.5% | 4.9% | |
| 2006 | 30.7% | 15.8% | ✓ |
| 2007 | -33.6% | 5.5% | |
| 2008 | -49.9% | -37.0% | |
| 2009 | 118.0% | 26.5% | ✓ |
| 2010 | 4.0% | 15.1% | |
| 2011 | -29.0% | 2.1% | |
| 2012 | 4.9% | 16.0% | |
| Per Year Average | 12.5% | 11.0% | ✓ |

Source: SNL Financial.
(1) Peer group includes BDN, CLI, LRY, DRE, HIW, PKY and PDM.

CommonWealth REIT
7

CommonWealth REIT REITs managed by RMR trade at or above consensus net asset value (“NAV”) per share. 8 (1) Source: SNL Financial as of 4/30/2013. Government Properties Income Trust Stock Price $26.05 Consensus NAV per share $24.18 Stock Price Premium/(Discount) to NAV 7.7% Hospitality Properties Trust Stock Price $29.41 Consensus NAV per share $26.00 Stock Price Premium/(Discount) to NAV 13.1% Senior Housing Properties Trust Stock Price $28.43 Consensus NAV per share $23.59 Stock Price Premium/(Discount) to NAV 20.5% Because CWH has been repositioning its portfolio into CBD office properties since 2008, CWH’s share price has recently been below its true value.

CommonWealth REIT • In a letter to CWH dated March 28, 2013, Corvex/Related offered CWH’s Board of Trustees these choices: 1. Sell CWH at a price they admit is well below CWH’s true value in order to allow Corvex/Related to realize short term profits, or 2. Face a consent solicitation to remove the entire Board based on alleged governance issues. • This same letter made a “purported” offer to purchase CWH (subject to diligence and financing) for a price per share that Corvex/Related admit is well below CWH’s true value. • Since then, Corvex/Related have publicly identified a new CEO for CWH and a new third party property manager. . Corvex/Related have not disclosed who they will nominate to the Board. . Corvex/Related have not disclosed the compensation for their proposed CEO or third party property manager, but it may exceed RMR’s costs by a significant amount. Don’t be fooled: Corvex/Related are not champions of corporate governance; they are attempting a hostile takeover of CWH. 9

CommonWealth REIT American Mortgage Acceptance Company (AMAC) • Jeff Blau (CEO of the Related Companies) previously simultaneously served as an officer of the Related Companies and as Chairman, CEO and Trustee of AMAC, a publicly owned REIT that made mortgage loans. AMAC funded loans to properties owned or developed by affiliates of Related, including large loans to projects in the areas of Aspen, CO and Phoenix, AZ that subsequently defaulted and became worthless. Shortly thereafter, AMAC ceased operations and filed for bankruptcy. Centerline Holding Company (f/k/a Charter Municipal Mortgage Acceptance Co., or “CharterMac”) • Jeff Blau and Stephen Ross (Chairman of the Related Companies) both served on the Board of Centerline from 2003 (after principals of Related were paid $338 million by Centerline to internalize management) until their departure from the Board in 2009. Centerline is a real estate finance company which also provided financing directly and indirectly to affiliates of Related. During Jeff Blau’s and Stephen Ross’s combined tenure on the Board of Centerline, the total returns realized by public shareholders were a LOSS of approximately 97.7%. WCI Communities, Inc. (WCI) • Keith Meister (Managing Partner of Corvex) and his former employer acquired a 14.6% ownership position in WCI in January 2007. WCI was a publicly owned real estate development company. In public filings, Keith Meister and his associates criticized WCI management and stated that their goal was to change management and enhance shareholder value. In March 2007, Keith Meister and his associates launched a tender offer for WCI at $22.00 per share. The tender offer was subsequently withdrawn and Keith Meister and his associates began a proxy contest for control of WCI. By August 2007, Keith Meister and his associates were elected to the WCI Board and eventually appear to have assumed effective control of WCI. Within about one year after Keith Meister was elected to the WCI Board, WCI filed for bankruptcy in 2008. Corvex/Related’s track record of running public real estate companies has caused substantial losses for shareholders. 10 Corvex/Related appear to be using corporate governance as a “Trojan horse” to rally support for their efforts despite their own bad track records of managing publicly traded real estate companies.

CommonWealth REIT • Even if all of Corvex/Related’s legal arguments are correct, it will likely take approximately 60-90 days to arrange for a new Board to be elected, and it is unclear if CWH shares will continue to satisfy standards for trading on the NYSE while there is no Board in place. . It is unclear who can prepare, authorize or sign public company reports while there is no Board in office. . Lenders may exercise change of control and default rights. . Preferred shareholders may exercise highly dilutive conversion rights into common shares. • Corvex/Related seem oblivious to the adverse consequences which will likely result from removal of the entire CWH Board. . Ongoing lease negotiations and capex projects will likely be disrupted. . Competing landlords will undoubtedly seek advantages. • Corvex/Related have proposed a new CEO and a new third party property manager to operate CWH in place of RMR. . It is unclear how new officers and a new property manager may be appointed before a new Board is installed. . It is unclear what these new managers will cost; RMR’s management results in G&A costs below industry averages. The Corvex/Related proposal to remove the entire CWH Board may cause material losses to CWH and CWH shareholders. 11

CommonWealth REIT • Since the recent recession, it has become increasingly apparent to CWH that CBD office properties are likely to perform better than suburban office properties. . Since Q1 2009, average occupancy for CWH’s CBD office properties has been 87.8% at quarter end versus average occupancy of 81.2% at quarter end for CWH’s suburban office properties during the same period. . Since Q1 2009, average change in same property GAAP NOI for CWH’s CBD office properties has been 0.8% per quarter versus average change in GAAP NOI of -5.8% per quarter for CWH’s suburban office properties. • In just over five years, CWH has doubled the size of its CBD office portfolio to represent 60.4% of wholly owned properties’ GAAP NOI in Q1 2013 from 29.2% in Q4 2007. . Since 1/1/2008, CWH has sold $1.5 billion of primarily suburban office properties with approximately 9 million square feet. . Through “carve-out” IPOs of GOV and SIR, CWH received $650 million of combined proceeds and divested primarily suburban office and industrial properties. . CWH used the proceeds from divestments to purchase primarily Class A CBD office properties, many of which were acquired from distressed sellers. Since 2008, CWH has been implementing a business plan to become primarily a nationwide CBD office REIT. 12 Corvex/Related are attempting to force a sale of CWH before the full value of the business plan may be realized by all CWH shareholders.

CommonWealth REIT • Corvex/Related have made numerous false and misleading statements regarding CWH and RMR. . Contrary to these allegations, RMR provides CWH with superior management at below average costs. • Don’t be fooled: Corvex/Related are not champions of corporate governance; they are attempting a hostile takeover of CWH. • Corvex/Related’s track record of running public real estate companies has caused substantial losses for shareholders. • The Corvex/Related proposal to remove the entire CWH board may cause material losses to CWH and CWH shareholders. • Since 2008, CWH has been implementing a business plan to become primarily a nationwide CBD office REIT. . Corvex/Related are attempting to force a sale of CWH before the full value of the business plan may be realized by all CWH shareholders. Conclusion. 13 The Board and management of CWH believe that the best way to realize the full value of CWH for all shareholders is to complete the current business plan, which includes divesting non-core assets and repositioning the portfolio into high quality CBD office properties.

CommonWealth REIT CommonWealth REIT, its Trustees and certain of its executive officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex/Related and certain of their affiliates. On April 1, 2013, the Company filed a revised preliminary consent revocation statement with the Securities and Exchange Commission (the “SEC”) in response to the consent solicitation. CWH will furnish a definitive consent revocation statement to its shareholders, together with a BLUE consent revocation card, when they become available. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CWH WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the revised preliminary consent revocation statement filed with the SEC and other materials to be filed with the SEC in connection with the consent solicitation. Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by CWH with the SEC in connection with the consent solicitation at the SEC’s website (http://www.sec.gov) at CWH’s website (http://cwhreit.com) or by requesting materials from the firm assisting CWH in the solicitation of consent revocations, Innisfree M&A Incorporated, toll free at 1-877-750-5836. This material is being distributed in response to a consent solicitation by Corvex Management LP and Related Fund Management, LLC. No record date has been set by CWH’s Board to determine which shareholders may be entitled to participate in that consent solicitation; shareholders are urged to take no action with regard to the consent solicitation materials being distributed by Corvex/Related unless and until Corvex/Related’s eligibility to solicit consents is determined and a record date is set. 14

CommonWealth REIT THIS PRESENTATION CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S CURRENT EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL. FOR EXAMPLE: • THIS PRESENTATION DESCRIBES CWH’S CURRENT BUSINESS PLAN TO FOCUS UPON OWNING HIGH QUALITY CBD OFFICE PROPERTIES AND STATES THAT THE POSITIVE RESULTS OF THIS PLAN ARE BEING REALIZED AND WILL BE REALIZED IN THE FUTURE. THE IMPLICATION OF THESE STATEMENTS IS THAT CWH MAY SUCCESSFULLY COMPLETE ITS BUSINESS PLAN AND, AS A RESULT, CWH AND CWH SHAREHOLDERS WILL REALIZE INCREASING VALUE AND CWH’S OPERATING RESULTS WILL IMPROVE. MANY ELEMENTS OF CWH’S BUSINESS PLAN REQUIRE THE PARTICIPATION OF THIRD PARTIES WHO ARE BEYOND CWH’S CONTROL: DIVESTING NON-CORE PROPERTIES AND OTHER ASSETS REQUIRES FINDING BUYERS FOR THESE PROPERTIES AND ASSETS AT ACCEPTABLE PRICES; CONCENTRATING INVESTMENTS IN CBD OFFICE PROPERTIES MAY REQUIRE THAT CWH LOCATE ADDITIONAL CBD PROPERTIES WHICH ARE AVAILABLE FOR SALE AT REASONABLE PRICES; ETC. ALSO, MARKET CONDITIONS BEYOND CWH’S CONTROL AND UNRELATED TO CWH’S ACTIVITIES MAY ADVERSELY AFFECT THE VALUE CWH AND ITS SHAREHOLDERS MAY REALIZE IN THE FUTURE, AS WELL AS CWH’S FUTURE OPERATING RESULTS. THE DECISION OF CWH’S BOARD TO CONTINUE ITS BUSINESS PLAN IS BASED UPON THE BUSINESS JUDGMENT OF CWH’S BOARD, BUT BUSINESS JUDGMENTS MAY BE MISTAKEN. • CWH BELIEVES THAT NO RECORD DATE HAS BEEN SET TO DETERMINE WHICH SHAREHOLDERS ARE ENTITLED TO PARTICIPATE IN THE CONSENT SOLICITATION BY CORVEX/RELATED AND THAT NO COURT OR ARBITRATION PANEL HAS RULED THAT CORVEX/RELATED ARE ELIGIBLE TO SEEK SUCH CONSENTS. THE IMPLICATION OF THESE STATEMENTS IS THAT THE CONSENTS BEING SOLICITED BY CORVEX/RELATED WILL HAVE NO VALIDITY OR EFFECT. HOWEVER, CORVEX/RELATED HAVE STATED THAT THEY BELIEVE THE RECORD DATE FOR THEIR CONSENT SOLICITATION IS THE CLOSE OF BUSINESS ON MONDAY, APRIL 22, 2013, AND THEY HAVE COMMENCED LITIGATION WHICH QUESTIONS THE VALIDITY OF CERTAIN PROVISIONS OF CWH’S BYLAWS RELEVANT TO THEIR CONSENT SOLICITATION. THIS LITIGATION WAS DIRECTED TO ARBITRATION ON MAY 8, 2013. THE RESULTS OF LEGAL PROCEEDINGS ARE DIFFICULT TO PREDICT AND CWH CANNOT GUARANTEE THAT ITS LEGAL CONCLUSIONS REGARDING THE VALIDITY OF THE CORVEX/RELATED CONSENT SOLICITATION WILL BE UPHELD OR WHAT THE RESULTS OF THE PENDING LEGAL PROCEEDINGS MAY BE. FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESENTATION. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, CWH DOES NOT INTEND TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESENTATION AS A RESULT OF NEW INFORMATION WHICH MAY COME TO ITS ATTENTION. Warning regarding forward looking statements. 15

Supplemental Investor Presentation May 2013 111 East Wacker Drive & 233 North Michigan Avenue Chicago, IL Mellon Bank Center 1735 Market Street Philadelphia, PA Chase Tower 111 Monument Circle Indianapolis, IN CommonWealth REIT